Exhibit 10.2(A)

FIRST AMENDMENT TO SECOND
AMENDED AND RESTATED LEASE AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LEASE AGREEMENT (the "First Amendment") is entered into effective as of November 19, 2013 by and between GREENVILLE MARINE CORPORATION, a Mississippi corporation ("Lessor"), and LIGHTHOUSE POINT, LLC, a Mississippi limited liability company ("Lessee"). Lessor and Lessee are sometimes hereafter collectively referred to as the “Parties,” and “Party” shall mean either of them.

WHEREAS, Lessor and Lessee entered into that certain Second Amended and Restated Lease Agreement dated October 27, 2010 (the "Lease"); and

WHEREAS, the Parties hereto desire to amend the Lease in accordance with the terms of this First Amendment.

NOW, THEREFORE, for and in consideration of the mutual promises, agreements, covenants, representations and warranties of the Parties contained herein and in the Lease, as previously amended, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that the Lease is amended as follows:

1.	Defined Terms. Except as otherwise set forth herein, all defined terms used in this First Amendment (which are capitalized for identification) shall have the meaning assigned to them in the Lease.

2.	Purpose. Section 2.1 of the Lease is hereby amended and restated as follows:

2.1. Lessee shall use the Premises for the operation of gaming and casino facilities that may include landside gaming, casino riverboat and/or casino barge facilities. Lessee may also develop, construct and operate one or more of the following on the Premises in its discretion: parking facilities, hotel, motel, restaurant, business office and entertainment facilities for performing arts and music, bar and any other related facilities and improvements.

3.	Conflicting Provisions. In the event of any conflict between the terms of this First Amendment and any other provision of the Lease, the terms of this First Amendment shall be deemed to control.

4.	Agreement Unchanged. The Parties agree that except as set forth in this First Amendment, the Lease shall remain in full force and effect.

5.	Counterparts. The Parties agree that this First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one document.

Exhibit 10.2(A)

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed and delivered by their duly authorized representatives as of the day and year first above written.

GREENVILLE MARINE CORPORATION,
A Mississippi corporation

By:_/s/ D. John Nichols____________________
D. John Nichols,
President

LIGHTHOUSE POINT, LLC,
A Mississippi limited liability
company

By:__/s/ Lance J. Millage_________
Name:__Lance J. Millage_________
Title:__CFO____________________

Exhibit 10.2(A)

STATE OF MISSISSIPPI
COUNTY OF WASHINGTON

PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for the said county and state, on this 20th day of November, 2013, within my jurisdiction, the within named D. John Nichols, who acknowledged that he is President of Greenville Marine Corporation, a Mississippi corporation, and that for and on behalf of said corporation and as its act and deed, he executed the foregoing instrument after having first been duly authorized so to do.

/s/ Lovie R. Thornton
Notary Public

My commission expires:

9-16-2017

STATE OF Iowa

COUNTY OF Scott

PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for the said county and state, on this 23rd day of November, 2013, within my jurisdiction, the within named Lance J. Millage , who acknowledged that he is CFO of Lighthouse Point, LLC, a Mississippi limited liability company, and that for and on behalf of said limited liability company and as its act and deed, he executed the foregoing instrument after having first been duly authorized so to do.

/s/ Patricia L. Miller
Notary Public

My commission expires:

August 26, 2015

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